UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2017

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jan Tinbergenstraat 80, 7559 SP Hengelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-74-357-8000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement
On November 7, 2017, certain indirect, wholly-owned subsidiaries of Sensata Technologies Holding N.V., including Sensata Technologies B.V. (“STBV”), Sensata Technologies Finance Company, LLC (collectively with STBV, the “Borrowers”), and Sensata Technologies Intermediate Holding B.V. (“STIH”), entered into an amendment (the “Eighth Amendment”) to the credit agreement, dated as of May 12, 2011 (as amended, amended and restated, supplemented, waived, or otherwise modified prior to the Eighth Amendment, the “Credit Agreement,” and as further amended pursuant to the Eighth Amendment, the “Amended Credit Agreement”), among the Borrowers, STIH, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and certain other parties. The Credit Agreement provides the Borrowers with an existing term loan and an existing revolving credit facility. Unless defined herein, capitalized terms have the same meanings as defined in the Amended Credit Agreement.
Pursuant to the Eighth Amendment, (i) the applicable interest rate margins for the term loan were reduced to 0.75% for Base Rate loans and 1.75% for Eurodollar Rate loans, the Base Rate floor for term the term loan was reduced to 1.00%, and the Eurodollar Rate floor for the term loan was reduced to 0.00%; (ii) a prepayment premium of 1.00% was added with respect to any repricing event that occurs with respect the term loan prior to the date that is six months after the effective date of the Eighth Amendment; (iii) the senior secured net leverage ratio threshold that triggers the excess cash flow mandatory prepayment requirement was increased; (iv) the Borrowers’ capacity to incur additional terms loans or to increase the revolving credit facility was re-set as of the effective date of the Eighth Amendment; (v) various baskets, permissions and other provisions under certain of the affirmative and negative covenants were increased or otherwise amended for the benefit of the Borrowers and their subsidiaries and affiliates; and (vi) certain other changes were made to the Credit Agreement that are not considered material.
A copy of the Eighth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Eighth Amendment are qualified in their entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 8 to Credit Agreement, dated as of November 7, 2017, to the Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: November 14, 2017	Name: Paul Vasington
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 8 to Credit Agreement, dated as of November 7, 2017, to the Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto.

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